EXECUTION VERSION DOC ID - 46641150.6 U.S. $15,000,000 LOAN AGREEMENT Dated as of July 19, 2024 among LUNA INNOVATIONS INCORPORATED, as Borrower, LUNA TECHNOLOGIES, INC., as a Guarantor, GENERAL PHOTONICS CORP., as a Guarantor, THE LENDERS FROM TIME TO TIME PARTY HERETO, as Lenders, and WHITE HAT LIGHTNING OPPORTUNITY LP, as Agent

DOC ID - 46641150.6 THIS LOAN AGREEMENT (this “Agreement”) dated as of July 19, 2024 (the “Effective Date”) by and among WHITE HAT LIGHTNING OPPORTUNITY LP (“Agent”), certain funds affiliated with or funds managed by or other controlled affiliates designated by White Hat Capital Partners LP, each as lenders from time to time party hereto (each, a “Lender” and collectively, the “Lenders”), LUNA INNOVATIONS INCORPORATED, a Delaware corporation, with an office located at 301 1st Street SW, Suite 200, Roanoke, Virginia 24011 (“Borrower”), and LUNA TECHNOLOGIES, INC., a Delaware corporation and GENERAL PHOTONICS CORP., a California corporation, each with an office located at 301 1st Street SW, Suite 200, Roanoke, Virginia 24011 (collectively, jointly and severally, whether one or more in number, the “Guarantors” and, taken together collectively with the Borrower, the “Obligors”), recites and provides as follows. 1. ACCOUNTING AND OTHER TERMS Accounting terms not defined in this Agreement shall be construed following GAAP, calculations and determinations must be made following GAAP; provided no effect shall be given to Accounting Standards Codification 842, Leases (or any other Accounting Standards Codification having similar result or effect) (and related interpretations) to the extent any lease (or similar arrangement) would be required to be treated as a capital lease thereunder where such lease (or arrangement) would have been treated as an operating lease under GAAP as in effect immediately prior to the effectiveness of such Accounting Standards Codification. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 14. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. 2. LOAN AND TERMS OF PAYMENT 2.1 Promise to Pay. Borrower hereby unconditionally promises to pay to Agent, for the ratable benefit of the Lenders, the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement. 2.2 Term Loan. (a) Term Loan Generally. Subject to the terms and conditions of this Agreement, each Lender severally agrees to extend the Term Loans to Borrower on any Business Day in an aggregate principal amount not to exceed the amount of such Lender’s Term Loan Commitment. Amounts borrowed under the Term Loan may not be reborrowed once repaid. Each Lender’s Commitment shall be permanently reduced upon its funding of its Pro Rata Share of any Term Loan in a corresponding amount. (b) Term Loan Borrowings. (i) With respect to the making of the Term Loans, the Borrower shall give the Agent prior notice in substantially the form of Exhibit B hereto (a “Notice of Borrowing”) not later than 12:00 p.m. Eastern time ten (10) Business Days prior to the date of the proposed Term Loan (other than the Term Loan to be funded on the Effective Date) or such shorter period as the Agent may consent to in its sole discretion.

(ii) There shall be no more than five (5) Term Loan borrowings and each borrowing shall be made in an aggregate principal amount not less than $2,000,000, in each case, unless consented to by the Required Lenders. (c) Maturity; Commitment Termination. The Term Loan matures on the Term Loan Maturity Date, whereupon the principal amount of all amounts borrowed under the Term Loan, the unpaid interest thereon, and all other Obligations relating to the Term Loan shall be immediately due and payable. For the avoidance of doubt, The Total Term Loan Commitment shall terminate on the Term Loan Maturity Date. 2.3 Interest. (a) All Term Loans shall bear interest at a rate per annum equal to the sum of (A) Term SOFR plus (B) the Applicable Margin. (b) Interest Calculation; Maximum Rate. Interest will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. In no event will the rate of interest hereunder exceed the maximum rate of interest allowed by applicable law (the “Maximum Rate”). Regardless of any other provision of this Agreement or the other Loan Documents, if for any reason the effective interest rate should exceed the Maximum Rate, the effective interest rate shall be deemed reduced to, and shall be, the Maximum Rate, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of the Obligations owed pursuant to this Agreement and not to the payment of interest, and (ii) if the Term Loans made pursuant to this Agreement have been or are thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of the Term Loans or the refunding of such excess to be a complete settlement and acquittance thereof. (c) Default Rate. Upon the occurrence of any Event of Default and during the continuance thereof, amounts outstanding under this Agreement shall bear interest at the Default Rate from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith. The Default Rate shall continue to apply whether or not judgment shall be entered on this Agreement. The Default Rate is in addition to, and not in lieu of, the Agent’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law. (d) Interest Payment Dates. Interest on each Term Loan shall be payable monthly in arrears on the last day of each month and at maturity (whether upon demand, by acceleration or otherwise). Incremental interest accruing at the Post-Default Rate shall be payable on demand. 2.4 Fees, Expenses. (a) Facility Fee. On or prior to the Effective Date the Borrower shall pay to the Agent a non-refundable facility fee (“Facility Fee”) of Two Hundred Twenty Five Thousand Dollars ($225,000.00), which shall be fully earned and due and payable as of the Effective Date.

(b) Agent and Lender Expense. The Borrower shall pay all Agent and Lender Expenses as required by Section 12.10. (c) Term Loan Funding Fee. On each Funding Date, the Borrower shall pay to the Agent for the account of the applicable Lenders, a non-refundable funding fee (“Funding Fee”) equal to 3.00% of the amount of Term Loans funded on such Funding Date, which shall be deemed fully earned and due and payable on each such Funding Date. (d) Loan Servicing Fee. From and after the Effective Date and until the earlier of (i) the Term Loan Maturity Date and (ii) the date on which all Obligations are paid in full and the Term Loan Commitments shall have been terminated, the Borrower shall pay to the Agent, for its own account, a non-refundable loan servicing fee (the “Loan Servicing Fee”) equal to $15,000 each quarter, which shall be deemed fully earned when paid and which shall be payable on the Effective Date (without proration) and thereafter quarterly in advance on the first day of each calendar quarter. 2.5 Payments; Application of Payments; Debit of Accounts. All payments to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 12:00 p.m. Eastern time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid. 2.6 Withholding. Payments received by Agent from Borrower under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges, imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto). Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to Agent, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Agent receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority. Borrower will, upon request, furnish Agent with proof reasonably satisfactory to Agent indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower. The agreements and obligations of Borrower contained in this Section 2.6 shall survive the termination of this Agreement. 2.7 Prepayments. Subject to the terms of the Intercreditor Agreement: (a) Voluntary. The Borrower shall have the right to prepay any amounts outstanding hereunder at any time and from time to time without penalty or premium, in whole or in part, subject to payment of all accrued interest to the date of such payment on the amount prepaid. (b) Mandatory. (i) Upon any issuance or incurrence by any Obligor or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), the Borrower shall immediately prepay the outstanding amount of the Obligations in accordance with Section 2.7(c) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this Section 2.7(b) shall not be deemed to be implied consent to any such issuance or incurrence otherwise prohibited by the terms and conditions of this Agreement. (ii) Upon the receipt by any Obligor or any of its Subsidiaries of any Net Cash Proceeds in respect of (A) any Transfer of assets or property (other than (x) Transfers permitted under Section 7.1(a) and (y) Transfers permitted under Section 7.1(b) in an aggregate amount not to exceed $500,000 in any fiscal year) or (B) receipt of any proceeds of insurance (including casualty and/or condemnation awards), the Borrower shall immediately prepay the outstanding amount of the Obligations in accordance with Section 2.7(c) in an amount equal to 100% of the Net Cash Proceeds received in connection therewith. Nothing contained in this Section 2.7(b)(ii) shall permit any Obligor or any of its Subsidiaries to make a Transfer of any property other than in accordance with Section 7.1. (iii) Immediately upon the consummation of a Sale Transaction, the Borrower shall repay the outstanding amount of the Obligations in accordance with Section 2.7(c) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. (c) Application of Prepayments. Each prepayment pursuant to Section 2.7(b) shall be applied as follows: (i) first, to pay the Obligations in respect of Agent and Lender Expenses and any other fees, expense reimbursements, indemnities and other amounts then due and payable to the Agent until paid in full; (ii) second, ratably to pay the Obligations in respect of Agent and Lender Expenses and any other fees, expense reimbursements, indemnities and other amounts then due and payable to the Lenders until paid in full, (iii) third, to pay interest then due and payable in respect of the Term Loans until paid in full; (iv) fourth, to pay principal of the Term Loans until paid in full and (v) fifth, to the ratable payment of all other Obligations then due and payable. 2.8 Increased Costs; Yield Protection. On written demand, together with written evidence of the justification therefor, the Borrower agrees to pay the applicable Lender all direct costs incurred, any losses suffered or payments made by any Lender as a result of any Change in Law (hereinafter defined), imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on any Lender, its holding company or any of their respective assets relative to the Term Loans. 3. CONDITIONS PRECEDENT 3.1 Conditions Precedent to Effectiveness. This Agreement and the obligations of the Agent and Lenders to make the initial Credit Extension of Term Loans is subject to the conditions precedent that Agent shall have received the following documents, in form and substance reasonably satisfactory to Agent and the Lenders, as follows: (a) duly executed signatures to the Loan Documents (except for any such documents to be delivered at a later date as set forth herein or in the other Loan Documents); (b) a certificate of an Authorized Signer, secretary or assistant secretary of each Obligor certifying (A) as to copies of the Operating Documents of such Obligor, together with all amendments thereto (including, without limitation, a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Obligor certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the jurisdiction of organization of such Obligor, (B) as to a copy of the resolutions or written consents of such Obligor authorizing (1) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Obligor is or will be a party, and (2) the execution, delivery and performance by such Obligor of each Loan Document to which such Obligor is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith, (C) the names and true signatures of the representatives of such Obligor authorized to sign each Loan Document and all other notices under this Agreement and the other Loan Documents) to which such Obligor is or will be a party and the other documents to be executed and delivered by such Obligor in connection herewith and therewith, together with evidence of the incumbency of such authorized officers and (D) as to the matters set forth in clauses (j) and (k) of this Section 3.1; (c) certified copies, dated as of a recent date, of Lien searches (including, without limitation, UCC searches), as Agent may request, accompanied by written evidence (including any termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released; (d) a legal opinion (authority and enforceability) of Obligors’ counsel, dated as of the Effective Date; (e) a duly executed Perfection Certificate; (f) duly executed copies of (i) a modification, consent and waiver to the PNC Credit Agreement, and (ii) the Intercreditor Agreement; (g) payment of (i) the fees then due as specified in Section 2.4 hereof and (ii) all Agent and Lender Expenses incurred on or prior to the Effective Date to the extent invoiced on or prior to the Effective Date; (h) the initial Rolling Cash Flow Report; (i) the Initial Advisory Fee Projections; (j) the representations and warranties contained in Section 5 and in each other Loan Document are true and correct on and as of the Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date); (k) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms or the initial Credit Extension to occur on the Effective Date; (l) the Agent shall have received and be satisfied with a detailed sources and uses of the initial Credit Extension on the Effective Date; and (m) the Agent shall have received a Notice of Borrowing pursuant to Section 2.2(b). 3.2 Conditions Precedent to Credit Extensions After the Effective Date. The obligation of the Agent or any Lender to make any Term Loan after the Effective Date is subject to the fulfillment, in a manner satisfactory to the Agent and the Lenders, of each of the following conditions precedent: (a) Payment of Fees, Etc. The Borrower shall have paid all fees, costs, expenses and taxes then payable by the Borrower pursuant to this Agreement and the other Loan Documents, including, without limitation, Sections 2.4 and 12.10. (b) Representations and Warranties. The representations and warranties contained in Section 5 and in each other Loan Document are true and correct in all material respects (except that such materiality qualifier shall not apply to any representations or warranties that already are qualified or modified by materiality in the text thereof) on and as of such Funding Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date). (c) No Event of Default. No Default or Event of Default shall have occurred and be continuing on such Funding Date or would result from the borrowing of such Credit Extensions on such Funding Date; (d) Borrowing Certification. The Agent shall have received a certificate of an Authorized Signer of the Borrower certifying as to the matters set forth in clauses (b) and (c) of this Section 3.2. (e) Borrowing Notice. No later than ten (10) Business Days prior to the Funding Date (or shorter period as consented to by the Agent in its sole discretion) the Agent shall have received a Notice of Borrowing pursuant to Section 2.2(b). (f) Borrowing Limit. After giving effect to any such requested Credit Extension, the aggregate outstanding principal amount of the Term Loans shall not exceed the amounts set forth in the table below for each period specified in the table below (unless otherwise consented to by the Agent).

On or prior to August 15, 2024 $9,000,000 On or prior to September 30, 2024 $12,000,000 (g) Sale Transaction. The Borrower shall not have ceased to diligently pursue consummation of a Sale Transaction, including, without limitation, cessation due to a Board Fiduciary Action. 4. POST-CLOSING REQUIREMENTS. (a) The Obligors shall use commercially reasonable efforts to provide the Agent with reasonably satisfactory evidence of the termination or release of any recorded Liens of Silicon Valley Bank (or any successor entity) in any Intellectual Property of the Obligors. 5. REPRESENTATIONS AND WARRANTIES Each Obligor represents and warrants as follows: 5.1 Due Organization; Authorization; Power and Authority. Each Obligor is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of each of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, the Borrower has delivered to Agent a completed certificate signed by Borrower entitled “Perfection Certificate” (the “Perfection Certificate”). Each Obligor represents and warrants to Agent that, as of the date of the Perfection Certificate, (a) each Obligor’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) each Obligor is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth each Obligor’s organizational identification number or accurately states that such Obligor has none; (d) the Perfection Certificate accurately sets forth each Obligor’s place of business, or, if more than one, its chief executive office as well as each Obligor’s mailing address (if different than its chief executive office); (e) each Obligor (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to the Obligors is accurate and complete in all material respects. If any Obligor is not now a Registered Organization but later becomes one, such Obligor shall promptly notify Agent of such occurrence and provide Agent with such Obligor’s organizational identification number. The execution, delivery and performance by each Obligor of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Obligors’ Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ judgment, injunction, decree, determination or award of any Governmental Authority by which any Obligor or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority

(except such Governmental Approvals which have already been obtained and are in full force and effect and filings and registrations contemplated by this Agreement and the other Loan Documents), or (v) constitute an event of default under any material agreement by which any Obligor is bound. No Obligor is in default under any agreement to which it is a party or by which it is bound (excluding defaults under the PNC Loan Documents that have been effectively waived or have been forbeared pursuant to a forbearance agreement currently in effect), which default could reasonably be expected to have a material adverse effect on such Obligor’s business. 5.2 Collateral. Each Obligor has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects. Obligors are the sole owners of the Intellectual Property which they own or purport to own except for (a) licenses granted to its customers in the ordinary course of business consistent with Borrower’s past practices, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to an Obligor and noted on the Perfection Certificate. Each Patent which it owns or purports to own and which is material to an Obligor’s business is valid, and no part of the Intellectual Property which any Obligor owns or purports to own and which is material to any Obligor’s business has been judged invalid or unenforceable, in whole or in part. To the best of Obligors’ knowledge, no written claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on any Obligor’s business. Except as noted on the Perfection Certificate, no Obligor is a party to, or is bound by, any Restricted License. 5.3 [Reserved]. 5.4 Litigation. Except as disclosed in the Perfection Certificate, there are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against any Obligor involving more than, individually Five Hundred Thousand Dollars ($500,000.00), or in the aggregate One Million Dollars ($1,000,000.00). 5.5 Financial Statements; Financial Condition. All Rolling Cash Flow Reports and other financial reporting delivered to Agent pursuant to this Agreement were prepared in good faith and based on reasonable assumptions and were true and correct in all material respects as and when delivered. 5.6 Solvency. The fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s consolidated liabilities, Obligors are not left with unreasonably small capital after the transactions in this Agreement, and Obligors are able to pay their debts (excluding, for the avoidance of doubt, any past due professional advisory fees) as they mature. 5.7 Regulatory Compliance. No Obligor is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. No Obligor is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Each Obligor

(a) has complied in all material respects with all Requirements of Law, and (b) has not violated any Requirements of Law, in each case where the failure to comply or the violation of which could reasonably be expected to have a material adverse effect on its business. None of Obligor’s properties or assets has been used by such parties or, to the best of such parties’ knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substances other than legally. Obligors have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except where the failure to do so could not reasonably be expected to have a material adverse effect on Obligors’ business. 5.8 Subsidiaries; Investments. Obligors do not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments. 5.9 Tax Returns and Payments; Pension Contributions. Obligors have timely filed all required tax returns and reports, or duly filed valid extensions therefore, and have timely paid when due and payable all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Obligors. Notwithstanding the foregoing, Obligors may defer payment of any contested taxes, provided that such Obligor (a) contests in good faith its obligation to pay the taxes by appropriate proceedings promptly instituted and diligently conducted, (b) notify Agent in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Obligors are unaware of any claims or adjustments, in excess of Five Hundred Thousand Dollars ($500,000.00), proposed for any of such Obligor’s prior tax years which could result in additional taxes becoming due and payable by such Obligors. Obligors have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and have not withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of any Obligor, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency. 5.10 Use of Proceeds. Obligors shall use the proceeds of the Credit Extensions for working capital purposes and for general corporate purposes (including Permitted Investments) and not for personal, family, household or agricultural purposes. 5.11 Full Disclosure. No written representation, warranty or other statement of any Obligor in any written certificate or written statement given to Agent by an Obligor, as of the date such written representation, warranty, or other statement, taken together with all such written certificates and written statements given to Agent, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the written certificates or written statements not misleading (it being recognized by Agent that the projections and forecasts provided by Obligors in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results). 5.12 Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Obligor’s knowledge or awareness, to the “best of’ Obligor’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer. 6. AFFIRMATIVE COVENANTS Each Obligor shall do all of the following (provided that the obligations set out in Section 6.2 shall apply only to Borrower): 6.1 Government Compliance. (a) Subject to Section 7.3, maintain its legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on such Obligor’s business or operations. Each Obligor shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, the noncompliance with which could reasonably be expected to have a material adverse effect on such Obligor’s business. (b) Obtain all of the Governmental Approvals necessary for the performance by each Obligor of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Agent in all of the Collateral (if any). Upon request, Obligors shall promptly provide copies of any such obtained Governmental Approvals to Agent. 6.2 Financial Statements, Reports, Certificates. Provide Agent with the following: (a) as soon as available, but no later than sixty (60) days after the last day of each fiscal quarter of each year, a company prepared consolidated balance sheet and income statement covering the Borrower’s consolidated operations for such quarter certified by a Responsible Officer and in a form reasonably acceptable to Agent (acting at the direction of the Required Lenders); (b) as soon as available, but no later than forty-five (45) days following the end of each fiscal year of Borrower, on a consolidated basis, and contemporaneously with any updates or amendments thereto, annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower; (c) [reserved]; (d) together with the financial reports described in the preceding Section 6.2(a), a Compliance Certificate, solely to the extent required to be delivered under the PNC Credit Agreement; (e) within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the Internet at Borrower’s website address or on the date such documents are publicly available on SEC’s EDGAR filing system or any successor thereto (if any); (f) a prompt report of any legal actions pending or threatened in writing against any Obligor or any of its Subsidiaries that could result in damages or costs to such Obligor or any of its Subsidiaries of, individually, Five Hundred Thousand Dollars ($500,000) or more, or in the aggregate One Million Dollars ($1,000,000) or more; (g) on every Monday commencing with the first Monday to occur after the Effective Date, a rolling 13-week cash flow forecast in a form acceptable to, and approved by, the Agent and the Required Lenders (it being understood that the form of reporting being delivered immediately prior to the Effective Date is acceptable and approved), setting forth the Borrower’s projected cash receipts and cash disbursements during such 13-week period (each, a “Rolling Cash Flow Report”); and (h) promptly, from time to time, such other information regarding any Obligor or compliance with the terms of any Loan Documents as reasonably requested by Agent. 6.3 Reserved. 6.4 Reserved. 6.5 Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports (or extensions therefore) and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and material local taxes, assessments, deposits and contributions owed by Obligors and their Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof, and shall deliver to Agent, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms. 6.6 Access to Collateral; Books and Records. At reasonable times, upon 5 Business Days’ advance notice (provided no notice is required if an Event of Default has occurred and is continuing), Agent, or its agents, shall have the right, to inspect the Collateral and the right to audit and copy Obligors’ Books, at Borrower’s expense. Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Agent shall determine is necessary. 6.7 Insurance. (a) Keep its business and the Collateral insured for risks and in amounts standard for companies in Obligors’ industry and location and as Agent may reasonably request. Insurance policies shall be in a form with financially sound and reputable insurance companies that are not Affiliates of an Obligor, and in amounts that are customary for companies of Borrower’s size in Borrower’s industry and location(s). Subject to the Intercreditor Agreement, upon request by Agent, the Borrower shall cause all property policies to have a lender’s loss payable endorsement showing Agent as a lender loss payee and all liability policies to have endorsements showing Agent as an additional insured, and in each case to give Agent thirty (30) days prior written notice before any such policy or policies shall be materially altered or canceled. (b) [Reserved]. (c) If any Obligor fails to obtain insurance as required under this Section 6.7, Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.7, and take any action under the policies Agent deems prudent. 6.8 [Reserved]. 6.9 [Reserved]. 6.10 Protection of Intellectual Property Rights. (a) (i) Protect, defend and maintain the validity and enforceability of the Intellectual Property material to its Business; (ii) promptly advise Agent in writing of known material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property material to its Business; and (iii) not allow any Intellectual Property material to any Obligor’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent. (b) Provide written notice to Agent within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Obligors shall take such commercially reasonable steps as Agent requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Loan Documents. 6.11 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Agent (without expense to Agent), the officers, employees and agents of each Obligor and such Obligor’s books and records, to the extent that Agent may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent with respect to any Collateral or relating to such Obligor. 6.12 Sale Transaction. From the date hereof and continuing through the termination of this Agreement, diligently pursue consummation of a Sale Transaction; provided, that it shall not be a breach of this Section 6.12 if, in the course of discharging its fiduciary duties respecting strategic alternatives, the Board of the Borrower determines that a Sale Transaction is inferior to another strategic alternative available to the Obligors and that, based upon advice of legal counsel and other advisors, the Board of the Borrower is duty-bound to pursue such strategic alternative (such action, a “Board Fiduciary Action”). 6.13 Further Assurances. Execute any further instruments and take further action as Agent reasonably requests to perfect, protect or continue Agent’s Lien in the Collateral or to effect the purposes of this Agreement. Deliver to Agent, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law and which are outside the ordinary course of business or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of Obligors. 6.14 Creation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, in the event any Obligor creates or acquires any Subsidiary after the Effective Date, such Obligor shall promptly notify Agent of the creation or acquisition of such new Subsidiary and, at the Agent’s request (in its sole discretion) shall (a) with respect to Subsidiaries which are not Excluded Subsidiaries, cause such new Subsidiary to provide to Agent a joinder to the Loan Documents to cause such Subsidiary to become a Guarantor hereunder and grant a continuing pledge and security interest in and to the assets constituting Collateral of such Subsidiary, (b) provide to Agent appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Agent, in each case, to the extent constituting Collateral and (c) provide to Agent all other documentation in form and substance reasonably satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.14 shall be a Loan Document. 7. NEGATIVE COVENANTS No Obligor shall do any of the following without Agent’s prior written consent: 7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any material part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; (d) of non-exclusive licenses for the use of the Intellectual Property of Obligors or their Subsidiaries in the ordinary course of business that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States; (e) permitted by Sections 7.7 and 7.8; (f) any assets or property not otherwise permitted hereunder in an aggregate amount not to exceed Five Hundred Thousand ($500,000.00) in any fiscal year; (g) consisting of the sale or issuance of any stock of Borrower permitted under this Agreement; (h) consisting of Obligors’ or Subsidiaries’ use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (i) the unwinding of any swap agreements or cash management arrangements or other bank services or (j) leases or subleases of property.

7.2 Changes in Business; Restructuring Advisor (a) Engage in or permit any of its Subsidiaries, if any, to engage in any business other than the businesses currently engaged in by Obligors and any Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve, other than Subsidiaries that own assets with an aggregate value of less than Fifty Thousand Dollars ($50,000.00); (c) [reserved]; (d) permit or suffer any Change in Control or (e) terminate or otherwise cease using the services of the Restructuring Advisor without the prior written consent of the Agent. No Obligor shall, without at least thirty (30) days prior written notice to Agent: (1) change its jurisdiction of organization, (2) change its organizational structure or type, (3) change its legal name, or (4) change any organizational number (if any) assigned by its jurisdiction of organization. 7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary); provided, however, that this Section 7.3 shall not prohibit (a) a Subsidiary that is not an Obligor merging or consolidating into another Subsidiary or into an Obligor, or (b) an Obligor merging into another Obligor (provided that if Borrower is subject to such a merger, Borrower shall be the surviving entity). 7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness. 7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Agent) with any Person which directly or indirectly prohibits or has the effect of prohibiting an Obligor or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein. 7.6 Advisory Fees. Prior to December 31, 2024, pay fees and expenses of professional advisors covered by the Initial Advisory Fee Projections in an aggregate amount in excess of the amount set forth on the schedule titled “Initial Advisory Fee Projections” and delivered to the Agent via email on July 19, 2024. 7.7 Distributions. Make any Restricted Payment; provided that Borrower may (i) pay dividends solely in common stock; (ii) repurchase the stock of former or current employees, officers, directors or consultants pursuant to stock repurchase agreements, termination of employment or service or pursuant to rights of first refusal in Borrower’s bylaws, so long as an Event of Default does not exist at the time of any such repurchase and would not exist after giving effect to any such repurchase, provided that the aggregate amount of all such repurchases does not exceed One Hundred Thousand Dollars ($100,000) per fiscal year; (iii) make de minimis payments of cash in lieu of fractional shares upon conversion of convertible securities or upon any stock dividend, stock split or combination; or (iv) distribute equity securities to former or current employees, officers, consultants or directors pursuant to the exercise of employee stock options approved by the applicable Board. 7.8 Investments. Directly or indirectly make any Investment (including, without limitation, any additional Investment in any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so. 7.9 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of an Obligor, except for (a) transactions that are in the ordinary course of such Obligor’s business, upon fair and reasonable terms that are no less favorable to such Obligor’s than would be obtained in an arm’s length transaction with a non- affiliated Person, (b) sales of equity securities to its investors in bona fide equity financings so long as a Change in Control does not occur, (c) transactions between an Obligor and an Affiliate or Subsidiary that is permitted pursuant to this Section 7, (d) reasonable and customary compensation arrangements and benefit plans for officers and other employees of Borrower entered into or maintained in the ordinary course of business, and (e) reasonable and customary fees paid to members of the Board in the ordinary course of business. 7.10 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of any subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would be prohibited by the applicable subordination or intercreditor agreement or adversely affect the subordination thereof to obligations owed to the Secured Parties. 7.11 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or can’t margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on an Obligor’s business, or permit any of its Subsidiaries to do so: withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of such Obligor, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency. 7.12 Modifications of Documents; Anti-Layering. (a) Consent to (or suffer to exist) any amendment, supplement, waiver or other modification of, or enter into any forbearance of, any PNC Loan Documents or any other agreements entered into in connection therewith, unless such amendment, supplement, waiver, modification or forbearance is expressly permitted by the terms of the Intercreditor Agreement. (b) Amend, modify or otherwise change any of its Operating Documents (including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it including any shareholders agreement), or enter into any new agreement or arrangement related thereto, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (b) that either individually or in the aggregate could not reasonably be expected to (i) have a material adverse effect on any applicable Obligor’s business and (ii) be adverse to the interests of the Secured Parties, provided that no such amendment, modification or change or new agreement or arrangement shall provide for any plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any similar statute or provision under applicable law). (c) Other than in connection with any Indebtedness incurred under the PNC Loan Documents that is subject to the Intercreditor Agreement, create, incur, issue, assume, suffer or permit to exist, any Indebtedness that is (i) (A) contractually subordinated in right of payment to the PNC Senior Indebtedness and (B) senior in right of payment to the Obligations or (ii) secured by a Lien on any property which is (A) contractually subordinated to any Lien under the PNC Loan Documents and (B) senior to any Lien securing the Obligations. 8. EVENTS OF DEFAULT Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement: 8.1 Payment Default. Any Obligor fails to (a) make any payment of principal or interest on any Credit Extension when due or (b) pay any other Obligations within ten (10) calendar days after such Obligations are due and payable. During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period); 8.2 Covenant Default. (a) Any Obligor fails or neglects to perform any obligation in Sections 6.2, 6.5, 6.6, 6.7, 6.8, 6.10, 6.12 or 6.14, or violates any covenant in Section 7; or (b) Any Obligor fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within thirty (30) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within such thirty (30) day period or cannot after diligent attempts by Obligor, be cured within such thirty (30) day period, and such default is likely to be cured within a reasonable time, then Obligor’s shall have an additional period (which shall not in any case exceed sixty (60) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed, an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above; 8.3 [Reserved]. 8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of any Obligor or of any entity under the control of an Obligor (including a Subsidiary) on deposit or otherwise maintained with PNC or any PNC Affiliate, or (ii) a notice of lien or levy is filed against any of Borrower’s assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any thirty (30) day cure period; (b) (i) any material portion of an Obligor’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting all or any material part of its business; 8.5 Insolvency. (a) Any Obligor or any of its Subsidiaries is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) an Obligor or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against such Obligor or any of its Subsidiaries and is not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed); 8.6 Other Agreements. There has occurred and is continuing (a) any Event of Default (as defined under the PNC Loan Documents) or (b) any default or event of default (howsoever described) under any other agreement to which any Obligor is a party with a third party or parties, and with respect to clause (b), the result of which is: (i) a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of One Million Dollars ($1,000,000.00) or (ii) a material adverse effect on the Obligors’ business; 8.7 Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least One Million Dollars ($1,000,000.00) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against an Obligor by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty judgment, order or decree); 8.8 Misrepresentations. An Obligor or any Person acting for an Obligor makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Agent or to induce Agent or any Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made (it being recognized by Agent that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results);

8.9 Subordinated Debt. Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement or any applicable subordination or intercreditor agreement; 8.10 Governmental Approvals. . Except with respect to any Governmental Approval related to the financial reporting issues existing as of the Effective Date or similar issues that continue after the Effective Date, any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) causes, or could reasonably be expected to have a material adverse effect on the Obligors’ business, or (ii) adversely affects the legal qualifications of an Obligor or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of an Obligor or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction; or 8.11 Sale Process Milestone. The Obligors fail to achieve the Sale Process Milestone. 8.12 [Reserved]. 8.13 Invalidity. The Intercreditor Agreement shall, in whole or in part, terminate (except in accordance with its terms or by mutual agreement of the parties thereto), cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable PNC Senior Indebtedness. 9. RIGHTS AND REMEDIES 9.1 Rights and Remedies. Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, Agent or Lender, as applicable, may, without notice or demand, do any or all of the following: (a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Agent); (b) stop advancing money or extending credit for Obligors’ benefit under this Agreement or under any other agreement between Obligors and Agent or any Lender; (c) [reserved]; (d) verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, and notify any Person owing an Obligor money of Agent’s security interest in such funds. All Obligors shall collect all payments in trust for Agent and, if requested by Agent, immediately deliver the payments to Agent in the form received from the Account Debtor, with proper endorsements for deposit; (e) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Obligors shall assemble the Collateral if Agent requests and make it available as Agent designates. Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Obligor grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies; (f) apply to the Obligations any (i) balances and deposits of any Obligor it holds, or (ii) amount held by Agent owing to or for the credit or the account of such Obligor; (g) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Obligors’ labels, Patents, Copyright, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section 9.1, Obligors’ rights under all licenses and all franchise agreements inure to Agent’s benefit; (h) deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral; (i) demand and receive possession of Obligors’ Books; and (j) exercise all rights and remedies available to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof). 9.2 Power of Attorney. Each Obligor hereby irrevocably appoints Agent as its lawful attorney-in-fact, exercisable following the occurrence and during the continuance of an Event of Default, to: (a) endorse Obligor’s name on any checks, payment instruments, or other forms of payment or security; (b) sign Obligor’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Agent’s or Obligor’s name, as Agent (acting at the direction of the Required Lenders) chooses), in each case for amounts and on terms Agent (acting at the direction of the Required Lenders) determines reasonable; (d) make, settle, and adjust all claims under Obligor’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, or other adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f)

transfer the Collateral into the name of Agent or a third party as the Code permits. Each Obligor hereby appoints Agent as its lawful attorney-in-fact to sign Obligor’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and the Loan Documents have been terminated. Agent’s foregoing appointment as Obligor’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and the Loan Documents have been terminated. 9.3 Protective Payments. If any Obligor fails to obtain the insurance called for by Section 6.7 or fails to pay any premium thereon or fails to pay any other amount which an Obligor is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are Agent and Lender Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Agent will make reasonable efforts to provide such Obligor with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Agent are deemed an agreement to make similar payments in the future or Agent’s waiver of any Event of Default. 9.4 Application of Payments and Proceeds. If an Event of Default has occurred and is continuing. Agent shall have the right to apply in any order any funds in its possession, whether from Obligors’ account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Agent shall pay any surplus to Obligors or to other Persons legally entitled thereto. Obligors shall remain liable to Agent for any deficiency. If Agent, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Agent shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Agent of cash therefor. 9.5 Agent’s Liability for Collateral. So long as the Agent complies with reasonable lending practices regarding the safekeeping of the Collateral in the possession or under the control of Agent, Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Obligors bear all risk of loss, damage or destruction of the Collateral. 9.6 No Waiver; Remedies Cumulative. Any Secured Party’s failure, at any time or times, to require strict performance by each Obligor of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of the Secured Parties thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. The Secured Parties’ rights and remedies under this Agreement and the other Loan Documents are cumulative. In addition to the rights and remedies set forth herein, the Secured Parties shall have all rights and remedies available to them provided under the Code or other applicable law, or in equity. The exercise by any Secured Party of one right or remedy is not an election and shall not preclude any Secured Party from exercising any other remedy under this Agreement or other remedy available at law or in equity, and the waiver by any

Secured Party of any Event of Default is not a continuing waiver. Any delay by the Secured Parties in exercising any remedy is not a waiver, election, or acquiescence. 9.7 Demand Waiver. Each Obligor waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by any Secured Party on which an Obligor is liable. 10. NOTICES All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Agent or any Obligor may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10. If to Borrower or any Guarantor: c/o Luna Innovations Incorporated 301 1st Street SW, Suite 200 Roanoke, Virginia 24011 Attention: Ryan Stewart Email: stewartr@lunainc.com With a copy to: King & Spalding LLP 1180 Peachtree St. NE Atlanta, GA 30309 Attention: Shane Dornburg Email: sdornburg@kslaw.com If to Agent: White Hat Lightning Opportunity LP 520 Madison Ave, 33rd Floor New York, NY 10022 Attention: David J. Chanley Email: DChanley@whitehatcp.com With a copy to: Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Attention: Adam Harris; Adam Heasley Email: adam.harris@srz.com; adam.heasley@srz.com

11. CHOICE OF LAW VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE New York law shall govern the Loan Documents without regard to principles of conflicts of law. Each Obligor, each Lender and Agent each submit to the exclusive jurisdiction of the State and Federal courts in New York, New York: provided, however, that nothing in this Agreement shall be deemed to operate to preclude Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Agent or such Lender. Each Obligor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Obligor hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Obligor hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to an Obligor at the address set forth in, or subsequently provided by Obligor in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Obligor’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREINABOVE. AGENT AND EACH LENDER SHALL SPECIFICALLY HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH AGENT OR ANY LENDER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE AGENT’S AND EACH LENDER’S RIGHTS AGAINST AN OBLIGOR OR ITS PROPERTY. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OBLIGOR, EACH LENDER AND AGENT EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL. This Section 11 shall survive the termination of this Agreement. 12. GENERAL PROVISIONS 12.1 Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied. So long as Borrower has satisfied the Obligations this Agreement may be terminated prior to the Term Loan Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Agent. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination. 12.2 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Obligor may assign this Agreement or any rights or obligations under it without the prior written consent of the Required Lenders (which may be granted or withheld in the Required Lenders’ discretion). Each Lender has the right, with the prior written consent of the Borrower (such consent not to be unreasonably withheld), to sell, transfer, assign, negotiate, or grant participation in all or any part of or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents; provided however, that the Borrower’s consent shall not be required in connection with an assignment to another Lender or to an Affiliate or Related Fund or while an Event of Default shall have occurred and is continuing. Notwithstanding the foregoing, so long as no Event of Default under Section 8.1 or 8.5 shall have occurred and is continuing, a Lender shall not assign its interest in the Credit Extensions and Loan Documents to any Person who in the reasonable estimation of such Lender is a direct competitor of Obligors or their Subsidiaries. 12.3 Indemnification. Each Obligor agrees to indemnify, defend and hold Agent and each Lender and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Agent or any Lender (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Agent and Lender Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Agent, any Lender and any Obligor contemplated by the Loan Documents (including reasonable and documented out-of-pocket fees and expenses of one firm of primary outside counsel and any necessary local counsel and/or specialized counsel (e.g. regulatory counsel) for Agent and each Lender), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct. This Section 12.3 shall survive any termination of this Agreement until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run. 12.4 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement. 12.5 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision. 12.6 Correction of Loan Documents. Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties. 12.7 Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the Required Lenders and the Borrower. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents. 12.8 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. 12.9 Confidentiality. In handling any confidential information, Agent and each Lender shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Agent or any Lender’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Agent and each Lender, collectively, “Affiliated Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Agent and each Lender shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision): (c) as required by law, regulation, subpoena, or other order: (d) to Agent and each Lender’s regulators or as otherwise required in connection with Agent or any Lender’s examination or audit; (e) as Agent considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Agent or any Lender so long as such service providers have executed a confidentiality agreement with Agent and each Lender with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Agent or any Lender’s possession when disclosed to Agent or such Lender, or becomes part of the public domain (other than as a result of its disclosure by Agent or any Lender in violation of this Agreement) after disclosure to Agent or such Lender: or (ii) disclosed to Agent or any Lender by a third party, if Agent or such Lender does not know that the third party is prohibited from disclosing the information. Affiliated Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by any Obligor. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. 12.10 Agent and Lender Expenses. The Borrower will pay on demand, all reasonable and documented out-of-pocket costs and expenses incurred by or on behalf of Agent or any Lender, including, without limitation, reasonable and documented out-of-pocket fees, costs and expenses of one firm of primary outside counsel and any necessary local counsel and/or specialized counsel (e.g. regulatory counsel) for Agent and each Lender and any reasonable and documented out-of- pocket expenses of travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents or the review of any additional agreements, instruments or other documents), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of the Agent’s or any of the Lenders' rights under this Agreement or the other Loan Documents, (d) subject to Section 12.3, the defense of any claim or action asserted or brought against the Agent or any

Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agent’s or the Lenders' claims against any Obligor, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by the Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Obligor, (j) [reserved] or (k) expenses of due diligence or lien or title searches and filings (the foregoing, collectively, “Agent and Lender Expenses”). Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrower agrees to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (y) if the Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document, the Agent may itself perform or cause performance of such covenant or agreement, and the expenses of the Agent incurred in connection therewith shall be reimbursed on demand by the Borrower. The obligations of the Borrowers under Section 12.10 shall survive the repayment of the Obligations and the termination of this Agreement. 12.11 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. 12.12 [Reserved]. 12.13 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement. 12.14 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist. 12.15 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract. 12.16 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns: (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement: or (c)

give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement. 13. AGENTS 13.1 Appointment. Each Lender (and each subsequent maker of any Term Loan by its making thereof) hereby irrevocably appoints, authorizes and empowers the Agent to perform the duties of Agent as set forth in this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto, including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to Agent, and, subject to Section 2, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agent shall not have any liability to the Lenders for the Agent's inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Term Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and protective payments, for Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Obligors, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by Agent of the rights and remedies specifically authorized to be exercised by Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; (viii) subject to Section 13.3, to take such action as Agent deems appropriate on its behalf to administer the Term Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations); and (ix) to act with respect to all Collateral under the Loan Documents, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Obligors to secure any of the Obligations. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), and such instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) shall be binding upon all Lenders and all makers of Loans; provided, however, the Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

13.2 Nature of Duties; Delegation. (a) The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Obligors in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Obligors and the value of the Collateral without reliance upon the Agent or any other Lender or any of their Related Parties, and neither the Agent nor any of its Related Parties shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that upon the reasonable request of a Lender, The Agent shall provide to such Lender any documents or reports delivered to such Agent by the Obligors pursuant to the terms of this Agreement or any other Loan Document. If the Agent seeks the consent or approval of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) to the taking or refraining from taking any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender any time that the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) have instructed the Agent to act or refrain from acting pursuant hereto (b) The Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any of its Related Parties or any other trustee, co-agent or other Person (including any Lender). Any such Related Party, trustee, co-agent or other Person shall benefit from this Section 13 to the extent provided by the Agent. 13.3 Rights, Exculpation, Etc. The Agent and its Related Parties shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agent (i) may treat the payee of any Term Loan as the owner thereof until the Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.2, signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including, without limitation, counsel to the Agent or counsel to the Obligors), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Agent's Lien thereon, or any certificate prepared by any Obligor in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agent shall not be liable for any apportionment or distribution of payments made in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error, and the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which are required or contemplated by the terms of this Agreement or of any of the other Loan Documents. The Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents). 13.4 Reliance. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. 13.5 Indemnification. To the extent that the Agent or any Related Party of the foregoing is not reimbursed and indemnified by any Obligor, and whether or not the Agent has made demand on any Obligor for the same, the Lenders will, within five days of written demand by the Agent, reimburse the Agent and such Related Parties for and indemnify the Agent and such Related Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, client charges and expenses of counsel or any other advisor to the Agent and such Related Parties), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent and the Related Parties in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Agent and such Related Parties under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, protective advances; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from the Agent’s or such Related Party's gross negligence or willful misconduct. The obligations of the Lenders under this Section 13.5 shall survive the payment in full of the Loans and the termination of this Agreement.

13.6 Agents Individually. With respect to its Pro Rata Share of the Term Loan Commitment hereunder and the Term Loans made by it, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Term Loan. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or one of the Required Lenders. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as the Agent pursuant hereto without any duty to account to the other Lenders. 13.7 No Third Party Beneficiaries. The provisions of this Section 13 are solely for the benefit of the Agent and the Lenders, and no Obligor shall have rights as a third-party beneficiary of any of such provisions. 13.8 No Fiduciary Relationship. It is understood and agreed that the use of the term "agent" herein or in any other Loan Document (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. 13.9 Intercreditor Agreement. Each Lender hereby grants to the Agent all requisite authority to enter into or otherwise become bound by, and to perform its obligations and exercise its rights and remedies under and in accordance with the terms of, the Intercreditor Agreement and to bind the Agent and the Lenders thereto by the Agent's entering into or otherwise becoming bound thereby, and no further consent or approval on the part of the Agent or any Lender is or will be required in connection with the performance by the Agent of the terms of the Intercreditor Agreement. 14. DEFINITIONS 14.1 Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings: “Account” is, as to any Person, any “account” of such Person as “account” is defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person. “Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made. “Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Affiliated Entities” is defined in Section 12.9. “Agent and Lender Expenses” is defined in Section 12.10. “Agreement” is defined in the preamble hereof. “Applicable Margin” shall mean 10% per annum; provided, that during the Extension Period such rate shall instead be 12% per annum. “Authorized Signer” is any individual listed in any Obligor’s Borrowing Resolution who is authorized to execute the Loan Documents on behalf of Borrower. “Board” is an Obligor’s board of directors. “Board Fiduciary Action” is defined in Section 6.12. “Borrower” is defined in the preamble hereof. “Borrower’s Books” are all Obligors’ books and records including ledgers, federal and state tax returns, records regarding Obligors’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information. “Borrowing Resolutions” means the resolutions of Borrower attached to the secretary’s certificate delivered to Agent on the Effective Date pursuant to section 3.1(b), as such resolutions may be updated from time to time. “Business Day” is any day that is not a Saturday, Sunday or a day on which banks in New York, NY are closed for business. “Cash Equivalents” means (a) marketable direct obligations issued, or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition. “Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than fifty percent (50.0%) or more of the ordinary voting power for the election of directors of Borrower (determined on a fully diluted basis) other than by the sale of Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to Agent the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Agent a description of the material terms of the transaction; or (b) at any time, the Borrower shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100.0%) of each class of outstanding capital stock of each subsidiary of Borrower free and clear of all Liens (except Liens created by this Agreement). “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Claims” is defined in Section 12.3. “Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions relating to such provisions. “Collateral” shall have the meaning set forth in the Security Agreements. “Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit A. “Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement. “Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account. “Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret. “Credit Extension” is the making of a Term Loan or any other extension of credit by any Lender for any Obligor’s benefit. “Currency” is coined money and such other banknotes or other paper money as are authorized by law and circulate as a medium of exchange. “Current Maturities” means the scheduled payments, due during the prior four fiscal quarters, of principal on all indebtedness for borrowed money having an original term of more than one year (including but not limited to amortization of capital or finance lease obligations). "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default. “Default Rate” shall mean the rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) equal to the sum of 2% plus the rate otherwise in effect from time to time under this Agreement. “Deferred Revenue” is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue. “Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made. “Dollars,” “dollars” or use of the sign means only lawful money of the United States and not any other currency, regardless of whether that currency uses the sign to denote its currency or may be readily converted into lawful money of the United States. “Domestic Subsidiary” means a Subsidiary that is organized under the laws of the United States, any state or commonwealth thereof, or the District of Columbia. “Effective Date” is defined in the preamble hereof. “Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing. "Equity Interests" means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations, or other ownership, profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting, and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable. “ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations; “Event of Default” is defined in Section 8. “Exchange Act” is the Securities Exchange Act of 1934, as amended. “Excluded Subsidiary” means each Foreign Subsidiary, together with its Subsidiaries. “Extended Maturity Date” means the earlier of (i) April 30, 2025 and (ii) the date on which a Sale Transaction is consummated. “Extension Period” means the period commencing on January 1, 2025 and ending on the Extended Maturity Date. “Foreign Subsidiary” means any subsidiary which is not a Domestic Subsidiary. “Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day. “GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination. “General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, right in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind. “Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of any Governmental Authority. “Governmental Authority” is any nation or government, any state or other political subdivision thereof: any agency, authority, instrumentality, regulatory body, court, central lender or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantors” are defined in the preamble hereof and shall include any other Person providing a Guaranty in favor of Agent. “Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented. “Guaranty and Suretyship Agreement” means that certain Guaranty and Suretyship Agreement made by the Obligors in favor of the Agent. “Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations. “Indemnified Person” is defined in Section 12.3. “Initial Advisory Fee Projections” means the projections of reasonably anticipated fees and expenses of professional advisors for the period from the Effective Date through December 31, 2024, including, without limitation, professional fees related to the Sale Transaction and general corporate governance, and which shall be in form and substance satisfactory to the Agent. “Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief. “Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following; (a) its Copyrights, Trademarks and Patents; (b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals; (c) any and all source code: (d) any and all design rights which may be available to such Person; (e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and (f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents. “Intercreditor Agreement” means that certain Intercreditor and Subordination Agreement, dated as of the date hereof, by and between PNC, as the senior agent and the Agent, as the subordinated agent, and acknowledged by the Obligors.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Obligor’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above. “Interest Election Request” means a request by the Borrower to convert or continue an Interest Period, which shall be in such form as the Agent may approve. “Interest Period” means, the period commencing on the date of the Term Loan and ending on the numerically corresponding day in the calendar month that is one month thereafter (subject to the availability thereof); provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the Term Loan Maturity Date. For purposes hereof, the date of borrowing initially shall be the date on which the Term Loan is made and thereafter shall be the effective date of the most recent continuation of the Term Loan. “Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person. “Lender” is defined in the preamble hereof. “Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property. “Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Intercreditor Agreement, the Security Agreement, the Guaranty and Suretyship Agreement, the Perfection Certificate, any other Guaranty and any other present or future agreements by any Obligor with or for the benefit of Agent or any Lender in connection with this Agreement, all as amended, restated, or otherwise modified. “Net Cash Proceeds” means, with respect to any issuance or incurrence of any Indebtedness, any asset or other property sale, the receipt of any proceeds in respect of insurance (including any casualty or condemnation events) by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (a) in the case of any asset sale or the receipt of any proceeds in respect of casualty events consisting of insurance proceeds or condemnation awards, the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than Indebtedness under this Agreement), (b) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (c) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (d) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof. “Obligations” are any Obligor’s obligations to pay when due any debts, principal, interest, fees, Agent and Lender Expenses, and other amounts any Obligor owes Agent or any Lender now or hereafter, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of any Obligor assigned to Agent or any Lender, and to perform such Obligor’s duties under the Loan Document. “Operating Documents” are, for any Person, such Person’s formation documents (including certificate of formation or incorporation, as applicable) and (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto. “Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same. “Perfection Certificate” is defined in Section 5.1. “Permitted Indebtedness” means: (a) Borrower’s Indebtedness (i) to each Lender under this Agreement and the other Loan Documents and (ii) pursuant to the PNC Documents (as in existence on the date hereof or as modified in accordance with the Intercreditor Agreement); (b) Indebtedness (including any Subordinated Indebtedness) existing on the Effective Date and shown on the Perfection Certificate; (c) [reserved]; (d) Indebtedness associated with purchase money Liens contemplated by clause (c) of the definition of “Permitted Liens” set forth herein; (e) intercompany Indebtedness amongst the Obligors and their Subsidiaries (subject to Sections 7.7 and 7.8);

(f) unsecured Indebtedness to trade creditors incurred in the ordinary course of business; (g) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (h) Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder; (i) Indebtedness in respect of swap agreements, hedge agreements or foreign exchange transactions; (j) Indebtedness incurred by Obligors in respect of credit cards, including prepaid cards, and letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created, or related to obligations or liabilities incurred, in the ordinary course of business; (k) Indebtedness consisting of (A) property, casualty, liability, or other insurance premiums owed to any person by the Obligors, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period or (B) take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business; (l) Indebtedness consisting of obligations under deferred compensation to employees or other similar arrangements incurred in connection with any acquisition permitted hereunder or other investment permitted hereunder; (m) Indebtedness representing deferred compensation to employees of the Obligors and their Subsidiaries incurred in the ordinary course of business; (n) Indebtedness constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments (including earnout or similar obligations) incurred in connection with any acquisition, any other Investment or any disposition, in each case permitted under this Agreement; (o) additional Indebtedness in an aggregate amount not to exceed at any time outstanding $1,000,000; and (p) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (o) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or any Subsidiary, as the case may be.. “Permitted Investments” are: (a) Investments shown on the Perfection Certificate and existing on the Effective Date;

(b) (i) Cash Equivalents and (ii) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by the Required Lenders, (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of any Obligor’s business; (d) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of any Obligor or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by the Borrower’s Board; (e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (f) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (f) shall not apply to Investments of any Obligor in any Subsidiary; (g) [reserved]; (h) Investments in swap agreements, hedge agreements or foreign exchange transactions; (i) Investments consisting of the creation or acquisition of a Subsidiary for the purpose of consummating a merger transaction permitted by Section 7.3 of this Agreement, which is otherwise a Permitted Investment; (j) [reserved]; (k) Investments accepted in connection with Transfers permitted hereunder; (l) Investments by (i) Obligors in another Obligor, (ii) non-Guarantor Subsidiaries in non-Guarantor Subsidiaries and (iii) Obligors in non-Guarantor Subsidiaries in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any consecutive three (3) month period; (m) Investments consisting of deposits for prepaid credit cards permitted under the definition of “Permitted Indebtedness” hereunder; and (n) additional Investments in an aggregate amount not to exceed at any time outstanding $1,000,000. “Permitted Liens” are:

(a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents; (b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder; (c) purchase money Liens (i) on Equipment acquired or held by any Obligor incurred for financing the acquisition of the Equipment securing no more than Five Hundred Thousand Dollars ($500,000.00) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment; (d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto; (e) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA); (f) Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase: (g) leases or subleases of real property granted in the ordinary course of Borrower’s business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or Intellectual Property) granted in the ordinary course of any Obligor’s business, if the leases, subleases, licenses and sublicenses do not prohibit granting Agent a security interest; (h) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business, and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States; (i) Liens arising from judgments, orders, decrees or attachments in circumstances not constituting an Event of Default; (j) Liens on cash or Permitted Investments securing swap agreements, hedge agreements or foreign exchange transactions;

(k) Liens in favor of other financial institutions arising in connection with any Obligor's deposit and/or securities accounts held at such institutions and otherwise in compliance with the terms hereof; (l) Liens securing PNC Senior Indebtedness to the extent subject to the Intercreditor Agreement; and (m) additional Liens in an aggregate amount not to exceed at any time outstanding $500,000. “Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency. “PNC Credit Agreement” means that certain Loan Agreement by and among, inter alia, the Obligors and PNC Bank, National Association (“PNC”), dated as of December 1, 2020, as the same has been amended, modified and supplemented prior to the date hereof and as the same may be amended, modified, supplemented, replaced, renewed or refinanced from time to time after the date hereof in accordance with the terms of the thereof. “PNC Loan Documents” means collectively, (a) the PNC Credit Agreement, and (b) all other agreements, instruments, and other documents executed and delivered in connection with the PNC Credit Agreement, as the same may be amended, modified, supplemented, replaced, renewed or refinanced from time to time in accordance with the terms of the Intercreditor Agreement. PNC Loan Documents shall include any “Loan Document” as defined in the PNC Credit Agreement. "PNC Senior Indebtedness" means Indebtedness evidenced by the PNC Loan Documents to the extent such Indebtedness is subject to the Intercreditor Agreement. “Pro Rata Share” means, with respect to a Lender’s obligation to make the Term Loans and the right to receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) the sum of such Lender’s remaining Total Term Loan Commitment and the unpaid principal amount of such Lender’s portion of the Term Loans, by (ii) the sum of the remaining Total Term Loan Commitments and the aggregate unpaid principal amount of the Term Loans; provided that if the Total Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s portion of the Term Loan and the denominator shall be the aggregate unpaid principal amount of the Term Loans. “Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made. “Related Fund” means any fund or account managed by such Person or an Affiliate of such Person. "Related Parties" means, with respect to any Person, such Person's Affiliates and the direct and indirect equityholders, partners, directors, officers, employees, agents, consultants, trustees, administrators, managers, advisors and representatives of such Person and of such Person's Affiliates. “Required Lenders” means as of any date of determination, Lenders whose Pro Rata Shares aggregated more than 50% of the Term Loan Commitments and outstanding Term Loans; provided that if a Lender (or Affiliate of such Lender) is a Defaulting Lender, its Pro Rata Share of the Commitments and Loans shall not be included in the calculation of “Required Lenders”. “Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of any Obligor. “Restricted License” is any material license or other agreement with respect to which any Obligor is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in such Obligor’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Agent’s right (acting at the direction of the Required Lenders) to sell any Collateral. "Restricted Payment" means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Obligor or any of its Subsidiaries, now or hereafter outstanding, together with any payment or distribution pursuant to a "plan of division" under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Obligor or any direct or indirect parent of any Obligor, now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Obligor, now or hereafter outstanding, (d) the return of any Equity Interests to any shareholders or other equity holders of any Obligor or any of its Subsidiaries, or make any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such, or (e) the payment of any management, consulting, monitoring or advisory fees or any other fees or expenses (including the reimbursement thereof by any Obligor or any of its Subsidiaries) pursuant to any management, consulting, monitoring, advisory or other services agreement to any of the shareholders or other equityholders of any Obligor or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Obligor. “Restructuring Advisor” shall mean Meru LLC, in its capacity as a restructuring advisor to the Obligors. “Sale Process Milestone” shall mean, on or before September 30, 2024, the Obligors have entered into binding definitive documentation for a Sale Transaction with a buyer.

“Sale Transaction” means a transaction involving (i) the existing equity holders of the Borrower ceasing to own a majority of the voting Equity Interests in the Borrower held by them on the Effective Date, (ii) the sale of all or substantially all of the assets of the Borrower and its Subsidiaries, or (iii) such other sale of the Borrower’s assets acceptable to the Agent and Required Lenders. “SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority. “Secured Party” means each of the Agent and any Lenders and “Secured Parties” means the Agent and the Lenders. “Security Agreement” means the Security Agreement by and among the Obligors and the Agent encumbering the Collateral as security for the Credit Extensions, as the same may have been modified or amended from time to time. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “Subordinated Debt” is indebtedness incurred by any Obligor subordinated to all of such Obligor’s now or hereafter incurred or acquired indebtedness to the Secured Parties pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to the Required Lenders entered into between Agent and the other creditor, and on terms acceptable to the Required Lenders. “Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of an Obligor. “Term Loan” means, collectively, the term loans made by the Lenders in the aggregate principal amount not to exceed the Lenders’ Term Loan Commitments. “Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Term Loans to the Borrower in the amount set forth under the heading “Term Loan” in Schedule 1.01(A) hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement. “Term Loan Maturity Date” means the earlier of (i) December 31, 2024 and (ii) the date on which a Sale Transaction is consummated; provided, however, that, in the event the Obligors have achieved the Sale Process Milestone (and such binding definitive documentation is in full force and effect an no event shall have occurred that has or could reasonably be expected to allow the purchaser thereunder the terminate such definitive documentation) and request an extension of the Term Loan Maturity Date, the Term Loan Maturity Date shall automatically be extended to the Extended Maturity Date so long as (x) no Event of Default under this Agreement shall have then occurred and be continuing and (y) the Obligors are diligently pursuing a Sale Transaction for which binding definitive documentation has been executed and has not been terminated. “Term SOFR” means, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day. “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion in consultation with the Borrower). “Total Term Loan Commitment” means the sum of the amounts of the Lenders’ Term Loan Commitments. For reference, on the Effective Date the Total Term Loan Commitment is $15,000,000. “Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of any Obligor connected with and symbolized by such trademarks. “Transfer” is defined in Section 7.1. “Unfunded Capital Expenditures” means capital expenditures made from any Obligor’s funds, other than funds borrowed as term debt to finance such capital expenditures. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Signature Page to Loan Agreement] IN WITNESS WHEREOF, the parties hereto have hereby executed this Agreement as of the day and year first set forth above. BORROWER: LUNA INNOVATIONS INCORPORATED, a Delaware corporation By: Name: Title: GUARANTOR: LUNA TECHNOLOGIES INC., a Delaware corporation By: Name: Title: GENERAL PHOTONICS CORP. a California corporation By: Name: Title: John Roiko John Roiko Chief Financial Officer John Roiko Chief Financial Officer Chief Financial Officer Docusign Envelope ID: 8293FE31-0CE6-4F01-9F95-CA57C328E897

EXHIBIT A COMPLIANCE CERTIFICATE TO: WHITE HAT LIGHTNING OPPORTUNITY LP Date: __________________ FROM: LUNA INNOVATIONS INCORPORATED The undersigned authorized officer of Luna Innovations Incorporated (the “Borrower”) certifies that under the terms and conditions of the Loan Agreement by and among Borrower, Luna Technologies, Inc., as a guarantor, General Photonics Corp., as guarantor, and White Hat Lightning Opportunity LP, as the agent (the “Agreement”), (1) Obligors are in complete compliance for the period ending _________, 20___ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below: provided, further, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Each Obligor, has timely filed all required tax returns and reports, and each Obligor has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by any Obligor except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against any Obligor or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which such Obligor has not previously provided written notification to Agent. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that any Obligor is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement. Please indicate compliance status by circling Yes/No under “Complies” column. Reporting Covenants Required Complies Quarterly financial statements with Compliance Certificate Quarterly within 60 days Yes No Borrower shall attach to this Certificate such worksheets, schedules or tables as may be necessary to verify the foregoing and hereby certifies information set forth on such worksheets, schedules or tables attached hereto are true and accurate as of the date of this Certificate. The following are the exceptions with respect to the certification above:

2 __________________________________________________ __________________________________________________ __________________________________________________ (If blank, “NONE”) [SIGNATURE PAGE FOLLOWS]

COMPLIANCE CERTIFICATE [SIGNATURE PAGE] BORROWER: LUNA INNOVATIONS INCORPORATED, a Delaware corporation By: _____________________________ Name: _____________________________ Title: _____________________________

EXHIBIT B NOTICE OF BORROWING [Term Loan Number] [Date] LUNA INNOVATIONS INCORPORATED, a Delaware corporation (the “Borrower”), hereby requests a Term Loan in the amount of $__________________ under the Loan Agreement executed by and among the Borrower, LUNA TECHNOLOGIES, INC., a Delaware corporation, as a guarantor, GENERAL PHOTONICS CORP., a California corporation, as guarantor, and WHITE HAT LIGHTNING OPPORTUNITY LP (the “Agent”), dated July 19, 2024 (the “Agreement”). Initially capitalized words and terms used herein without definition shall have the respective meanings assigned to them in the Agreement. To induce the Agent to make such Term Loan, the Borrower hereby represents and agrees as follows: 1. The Term Loan hereby requested is for the following purpose: Working Capital Purposes Other -- Describe Below 2. No Event of Default exists and no event has occurred which with the passage of time, notice or both would constitute an Event of Default. 3. The approval of this Notice of Borrowing by the Agent will not be deemed to be a waiver by the Agent of any Event of Default. 4. The Borrower has performed all of its obligations under the Loan Documents, and all of the representations and warranties made by the Borrower in the Loan Documents are true and correct as of the date hereof. 5. The undersigned has been duly authorized by the Borrower to execute and deliver this Notice of Borrowing. REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

NOTICE OF BORROWING [SIGNATURE PAGE] WITNESS the due execution hereof with the intent to be legally bound hereby as of the date first set forth above. LUNA INNOVATIONS INCORPORATED, a Delaware corporation By: _____________________________ Name: _____________________________ Title: _____________________________

SCHEDULE 1.01(A)

TERM LOAN COMMITMENTS

LENDER AMOUNTS

Name of Lender	Term Loan	Initial Effective Date Commitment	Remaining Commitment
White Hat Structured Opportunities LP	$12,000,000	$7,200,000	$4,800,000
White Hat Strategic Partners II LP	$2,205,000	$1,323,000	$882,000
White Hat Lightning Opportunity LP	$795,000	$477,000	$318,000
	$15,000,000	$9,000,000	$6,000,000